SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ViewPoint Financial Group

(Exact name of registrant as specified in its charter)

Federal (State of incorporation or organization)	20-4484783 (I.R.S. Employer Identification No.)

1309 W. 15th Street, Plano, Texas (Address of principal executive offices)	75075 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Stock, par value $0.01 per share	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC

               If this form relates to the registration of a class of securities pursuant to Section12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

               If this form relates to the registration of a class of securities pursuant to Section12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [     ]

Securities Act registration statement file number to which this form relates:     333-133361

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

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Item 1.	Description of Registrant's Securities to be Registered.

              For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "Description of Capital Stock of ViewPoint Financial Group" and "Market for the Common Stock" in the prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (Registration Number 333-133361), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of ViewPoint Financial Group and ViewPoint Bank" in the Registrant's prospectus referenced above.

Item 2.	Exhibits.

1.	Prospectus dated July 13, 2006, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (Registration Number 333-133361), is hereby incorporated by reference.

2.	Charter for ViewPoint Financial Group, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-133361) dated April 18, 2006, is hereby incorporated by reference.
3.	Bylaws of ViewPoint Financial Group, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-133361) dated April 18, 2006, are hereby incorporated by reference.
4.	Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form S-1 (Registration Number 333-133361) dated April 18, 2006, is hereby incorporated by reference.

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SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIEWPOINT FINANCIAL GROUP
Date: September 6, 2006	By:	/s/ Garold R. Base Garold R. Base, President and Chief Executive Officer

End.